UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2016 (April 12, 2016)

ag&e holdings INC.

(Exact name of registrant as specified in its charter)

Illinois	1-8250	36-1944630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4630 S. Arville Street, Suite E

Las Vegas, NV 89103

(Address of principal executive offices)

(702) 798-5752

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act.
x	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On April 12, 2016, AG&E Holdings Inc., an Illinois corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Gaming & Electronics, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Advanced Gaming Associates LLC, a Pennsylvania limited liability company (“AGA”), and Anthony Tomasello, as the sole member and representative of AGA (“Mr. Tomasello”). Pursuant to and subject to the terms and conditions of the Merger Agreement, AGA will be merged with and into Merger Sub (the “Merger”), and the separate legal existence of AGA will cease, and Merger Sub will continue as the surviving entity of the Merger (the “Surviving Entity”) and will remain a wholly-owned subsidiary of the Company.

The Board of Directors of the Company (the “Board”) approved the Merger and the Merger Agreement following a recommendation by a special committee of the Board consisting only of independent directors.

Upon consummation of the transactions contemplated by the Merger Agreement (the “Closing” and the date thereof, the “Closing Date”) and at the effective time of the Merger, all existing equity interests in AGA will be cancelled and converted into the right to receive the following consideration, subject to adjustment as provided in the Merger Agreement:

●	5,303,816 unregistered shares of common stock of the Company (the “Closing Stock Consideration”);

●

Within 90 days after the date of the first anniversary of the Closing Date, 2,121,526 unregistered shares of common stock of the Company; provided that certain new product revenue targets are satisfied by the Surviving Entity during the twelve consecutive months following the Closing Date (the “First Earn-out Stock Consideration”);

●

Within 90 days after the date of the second anniversary of the Closing Date, 2,121,526 unregistered shares of common stock of the Company (the “Second Earn-out Stock Consideration”); provided that certain new product revenue targets are satisfied by the Surviving Entity during the twelve consecutive months following the date of the first anniversary of the Closing Date; and

●

Principal in an amount initially equal to $1,000,000, and interest due thereon, in each case payable and adjusted in accordance with the terms of the promissory note delivered by the Company, as issuer, to Mr. Tomasello, as payee, at the Closing (the “Company Note”). The form of the Company Note to be delivered by the Company at Closing is attached as an exhibit to the Merger Agreement and provides that, if certain service revenue targets are satisfied by the Surviving Entity during either of two 12-month periods immediately following the Closing, the initial $1,000,000 principal amount of the Company Note will be increased by an additional $1,000,000 at the end of such 12-month period, up to an aggregate additional amount of $2,000,000.

The Merger Agreement provides that, in connection with the Closing, Mr. Tomasello will enter into an employment agreement with the Company (the “Employment Agreement”), the form of which is attached as an exhibit to the Merger Agreement, pursuant to which Mr. Tomasello will serve as interim Chief Executive Officer of the Company, will receive a base salary of $385,000 per year, a bonus of 2% of the Company’s EBITDA upon the Company exceeding $600,000 in EBITDA for the first 12 calendar months after Closing and certain other benefits and perquisites customarily given by the Company to its executive officers and will agree to certain non-competition covenants in favor of the Company.

The Merger Agreement also provides that, in connection with the Closing, Mr. Tomasello will enter into a voting agreement with the Company (the “Voting Agreement”), the form of which is attached as an exhibit to the Merger Agreement, pursuant to which Mr. Tomasello will agree to, among other things, limit his ability to acquire or transfer shares of common stock of the Company for two years after the Closing, vote his shares of common stock of the Company consistently with the then-constituted Board and, with respect to the election of directors to the Board, vote his shares of common stock of the Company for the individuals nominated for election by the Nominating and Governance Committee of the Board.

The Merger Agreement, including the forms of Company Note, Employment Agreement and Voting Agreement attached thereto to be entered into at the Closing, has customary representations, warranties and covenants by the parties thereto, and the Merger Agreement has customary termination rights for each of the Company and AGA, which include a break-up fee of up to $150,000 for the non-terminating party’s documented third party out-of-pocket expenses if the Merger Agreement is terminated for certain reasons.

The parties are targeting a closing in the third quarter of 2016, subject to customary conditions provided in the Merger Agreement, including without limitation, the affirmative vote of two-thirds of the outstanding shares of common stock of the Company and certain regulatory approvals.

The foregoing description of certain terms and conditions set forth in the Merger Agreement, and forms of Company Note, Employment Agreement and Voting Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and its attached exhibits, a copy of which is attached hereto as Exhibit 10.1.

A copy of the Merger Agreement and its attached exhibits has been included as an exhibit to this report to provide investors and shareholders with information regarding its and their terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties thereto. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing certain matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and shareholders. Investors and shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub, AGA or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the press release issued by the Company announcing the Merger Agreement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for such forward-looking statements. The words believe, expect, anticipate, estimate, intend, will, and other similar statements of expectation identify forward-looking statements. Those statements include statements regarding the intent, belief or expectations of the Company and its management. Readers are cautioned that the forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those expressed in any forward-looking statement. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may differ materially from those contained in any forward-looking statements. Such risks and uncertainties include: the failure to obtain shareholder approval of the Merger Agreement and the transactions contemplated thereby, including the Merger; the possibility that the closing conditions to the Merger Agreement may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in the Closing or the possibility of non-consummation of the transactions contemplated by the Merger Agreement, including the Merger; the occurrence of any event that could give rise to termination of the Merger Agreement; the risk that shareholder litigation in connection with the transactions contemplated by the Merger Agreement, including the Merger, may affect the timing or occurrence of the Closing or result in significant costs of defense, indemnification and liability; risks related to the disruption of the Merger to the Company and its management; the effect of announcement of the Merger on the Company’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; the Company’s loss of employees and executives; and its failure to meet listing requirements. The Company assumes no obligation to update the information contained in this release to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. For additional investor information, please contact Joe Diaz of Lytham Partners at (602) 889-9700.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Merger. The Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the Merger. The definitive proxy statement will contain important information about the proposed Merger and related matters. BEFORE MAKING A VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Shareholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, shareholders will be able to obtain free copies of the proxy statement from the Company by contacting the Company’s Investor Relations Department by telephone at 702.798.5752, by mail to the Company, Attention: Investor Relations Department, 4630 South Arville Street, Suite E, Las Vegas, NV 89103, or by going to the Company’s Investor Relations page on its corporate website at http://www.americangaminginc.com.

Participants in the Proxy Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the Merger. Information concerning the ownership of the Company’s securities by the Company’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about the Company’s directors and executive officers is also available in the Company’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 30, 2016, and is supplemented by other public filings made, and to be made, with the SEC by the Company. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that the Company intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 above regarding the Closing Stock Consideration, First Earn-out Stock Consideration and Second Earn-out Stock Consideration is hereby incorporated by reference into this Item 3.02.

The issuance and sale of the shares of common stock of the Company constituting the Closing Stock Consideration, First Earn-out Stock Consideration and Second Earn-out Stock Consideration is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) and Regulation D of the Securities Act. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such shares of its common stock and has not offered securities to the public in connection with such issuance and sale.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1

Agreement and Plan of Merger dated April 12, 2016, by and among AG&E Holdings Inc., American Gaming and Electronics, Inc., Advanced Gaming Associates LLC and Anthony Tomasello, in his capacity as the sole member and representative of Advanced Gaming Associates LLC (including forms of the Company Note, Employment Agreement and Voting Agreement)

	99.1	AG&E Holdings Inc. Press Release, dated April 13, 2016

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AG&E HOLDINGS INC.

	By:	/s/ Anthony Spier
	Name:	Anthony Spier
	Title:	Chief Executive Officer

Dated: April 13, 2016